UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

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CIRCUIT CITY STORES, INC. (Name of Registrant as Specified In Its Charter)

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[PRESS RELEASE]

Richmond, Va., February 25, 2008 – Circuit City Stores, Inc. today confirmed receipt of notice from shareholder Wattles Capital Management, LLC that it intends to nominate five directors for election to Circuit City’s 12-member board of directors at the company’s 2008 Annual Meeting of Shareholders. In accordance with Circuit City’s bylaws, unless the board selects another date, the meeting will be held on June 24, 2008. Circuit City’s board of directors will consider these nominations in due course.

About Circuit City Stores, Inc.
Circuit City Stores, Inc. (NYSE:CC) is a leading specialty retailer of consumer electronics and related services. At January 31, 2008, the domestic segment operated through 677 Superstores and 12 other locations in 159 U.S. media markets. At January 31, 2008, the international segment operated through 786 retail stores and dealer outlets in Canada. Circuit City also operates Web sites at www.circuitcity.com, www.thesource.ca and www.firedog.com.

Circuit City and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Circuit City in connection with the nomination described herein. Information regarding the special interests of these directors and executive officers in the nomination described herein will be included in any proxy statement filed by Circuit City in connection with the nomination. In addition, Circuit City files annual, quarterly and special reports, proxy and information statements, and other information with the Securities and Exchange Commission (the “SEC”). These documents are available free of charge at the SEC’s web site at www.sec.gov or from Circuit City at http://investor.circuitcity.com. Investors should read any proxy statement filed in connection with the nomination described herein carefully when it becomes available before making any voting or investment decision.

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Contacts:
Bill Cimino, Director of Corporate Communications, (804) 418-8163
Jessica Clarke, Investor Relations, (804) 527-4038
Patty Whitten, Investor Relations, (804) 527-4033

Kelly Sullivan / Jeremy Jacobs / Joele Frank
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

Michael Fox / Allison Malkin
ICR
(203) 682-8200

[COMMUNICATION TO EMPLOYEES]

Subject: Message from Phil Schoonover - Company Confirms Receipt of Board Nominations

Dear Associates,

I wanted to inform you of a recent development that you will likely being hearing more about in the days ahead. Earlier today, an investor group that owns approximately 6.5% of Circuit City’s shares of common stock informed the Company that it intends to nominate five candidates to become members of the Company’s board of directors at the Company’s upcoming annual meeting of shareholders. Circuit City’s board of directors consists of twelve members. This proposal will be referred to our board of directors for review and consideration.

The investor group, which is called Wattles Capital Management, LLC, had previously submitted a filing required by the Securities & Exchange Commission, indicating that it owned more than 5% of Circuit City’s shares and that it may choose to take actions such as this in the future, so we are not surprised by this development.

Nothing about this development changes the work we all have to do to accomplish our turnaround. We have a strong brand, and the talent within our Company can revitalize it by continuing to focus on executing the strategy that we have laid out. What is most important for each of us is to remain focused on executing the elements of our turnaround plan. I am pleased to note that we continue to see encouraging signs that we are making progress, including the recent results from the University of Michigan's American Customer Satisfaction Index (ASCI) survey showing our improved customer satisfaction rating.

As I am sure you appreciate, this is a sensitive matter and we are limited in the extent to which we can publicly comment, but we will keep you apprised of all major developments. As there will no doubt be media coverage and other commentary or speculation about this development, I would like to remind you about our procedures for responding to outside inquiries. If you receive any inquiries from shareholders, analysts, or members of the media, please forward them to Bill Cimino, director of corporate communications at (804) 418-8163 or bill_cimino@circuitcity.com. As always, it is important for us to speak with one voice.

Our board and management team have confidence in Circuit City’s prospects for the future, and we assure you that we remain committed, as always, to doing what is right for our Company and all our associates, customers, and stockholders. We'll communicate with you as we can throughout the process and I want to thank you for your continued focus and effort in implementing our plan.

Sincerely,

Phil

You can read the news release on ccity.com.

Legal Disclosure:
Circuit City and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Circuit City in connection with the nomination described herein. Information regarding the special interests of these directors and executive officers in the nomination described herein will be included in any proxy statement filed by Circuit City in connection with the nomination. In addition, Circuit City files annual, quarterly and special reports, proxy and information statements, and other information with the Securities and Exchange Commission (the “SEC”). These documents are available free of charge at the SEC’s web site at www.sec.gov or from Circuit City at http://investor.circuitcity.com. Investors should read any proxy statement filed in connection with the nomination described herein carefully when it becomes available before making any voting or investment decision.